Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-273792) pertaining to the Morphimmune 2020 Equity Incentive Plan, including options assumed by Immunome, Inc. originally granted thereunder, of our report dated March 16, 2023, with respect to the financial statements of Immunome, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

November 1, 2023